NEWS RELEASE - FOR IMMEDIATE RELEASE

OCTOBER 24, 2012

Equity Residential Reports Third Quarter Results
Same Store Revenues Increase 5.8%; Same Store NOI Increases 7.4%;
Normalized FFO per Share Increases 17.7%

Chicago, IL - October 24, 2012 - Equity Residential (NYSE: EQR) today reported results for the quarter and nine months ended September 30, 2012. All per share results are reported as available to common shares on a diluted basis.

“We continue to experience strong fundamentals across our markets and turned consistent demand into terrific same store revenue growth of 5.8% in the third quarter,” said David J. Neithercut, Equity Residential's President and CEO. “For the full year, we expect to deliver 5.6% same store revenue growth, slightly ahead of our original plan and a very good result following growth of 5.0% in 2011. Fundamentals should remain favorable in 2013 which should produce same store revenue growth of 4.0% to 5.0%.”

Third Quarter 2012
FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the third quarter of 2012 was $0.92 per share compared to $0.63 per share in the third quarter of 2011. The difference is primarily due to a termination fee of $70 million, or $0.22 per share, that the company received in connection with its pursuit of Archstone, as well as the items discussed below.

For the third quarter of 2012, the company reported Normalized FFO of $0.73 per share compared to $0.62 per share in the same period of 2011. The difference is due primarily to:

•	a positive impact of $0.07 per share from higher same store net operating income (NOI) and $0.01 per share from higher NOI from properties in lease up; and

•	a positive impact of $0.03 per share from 2011 and 2012 transaction activity and timing.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company's actual operating performance. A reconciliation and definition of Normalized FFO are provided on pages 24 and 26 of this release and the company has included guidance for Normalized FFO on page 25 of this release.

For the third quarter of 2012, the company reported earnings of $0.72 per share compared to $0.35 per share in the third quarter of 2011. The difference is due primarily to higher gains on property sales, the Archstone-related fee and the other items discussed above.

Nine Months Ended September 30, 2012
FFO for the nine months ended September 30, 2012 was $2.16 per share compared to $1.77 per share in the same period of 2011.

For the nine months ended September 30, 2012, the company reported Normalized FFO of $2.02 per share compared to $1.78 per share in the same period of 2011.
For the nine months ended September 30, 2012, the company reported earnings of $1.52 per share compared to $2.62 per share in the same period of 2011.

Same Store Results
On a same store third quarter to third quarter comparison, which includes 105,902 apartment units, revenues increased 5.8%, expenses increased 2.9% and NOI increased 7.4%.

On a same store nine-month to nine-month comparison, which includes 102,241 apartment units, revenues increased 5.5%, expenses increased 2.2% and NOI increased 7.4%.

Acquisitions/Dispositions
During the third quarter of 2012, the company acquired four properties with a total of 540 apartment units for an aggregate purchase price of $236.3 million at a weighted average capitalization (cap) rate of 4.3%.

Also during the quarter, the company acquired, for future development, two land parcels in Seattle and one in Southern California for an aggregate purchase price of $38.5 million. The company expects to start construction in early 2014 of 640 apartment units on the Seattle land parcels for a total development cost of approximately $226.0 million. The company expects to start construction in 2014 of 154 apartment units on the Southern California land parcel for a total development cost of approximately $43.2 million.

During the quarter, the company sold eight properties, consisting of 2,153 apartment units, for an aggregate sale price of $280.7 million at a weighted average cap rate of 6.0%. These sales, excluding two leveraged, partially-owned assets sold during the quarter, generated an unlevered internal rate of return (IRR), inclusive of management costs, of 10.2%.

During the first nine months of 2012, the company acquired nine properties with a total of 1,896 apartment units for an aggregate purchase price of $906.3 million at a weighted average cap rate of 4.7% and five land parcels for $62.2 million.

Also during the first nine months of 2012, the company sold 20 properties with a total of 5,337 apartment units for an aggregate sale price of $616.9 million at a weighted average cap rate of 6.2%. These sales, excluding two leveraged, partially-owned assets sold during the third quarter, generated an unlevered IRR, inclusive of management costs, of 10.8%.

Archstone
As previously disclosed, on June 6, 2012, Equity Residential received $150 million in termination fees from Bank of America, Barclays Bank PLC (together, the “Sellers”) and Lehman Brothers Holdings Inc. (“Lehman”) as a result of Lehman's acquisition of the Sellers' remaining 26.5% interest in Archstone, a privately-held owner, operator and developer of multifamily apartment properties. The company recognized $70 million of these fees in interest and other income in the third quarter of 2012 and will recognize $80 million of these fees in interest and other income in the fourth quarter of 2012. These termination fees will not be included in the company's Normalized FFO.

Financing Activities
On August 20, 2012, the company redeemed all of its outstanding Series N Depositary Shares (with a liquidation value of $150 million) each representing 1/10 of a 6.48% Series N Cumulative Redeemable Preferred Share of Beneficial Interest. As a result of this redemption, the company recorded a non-cash charge of approximately $5.1 million, or approximately $0.02 per share, in the third quarter of 2012 for the write-off of the original issuance costs. This charge reduced earnings per share and FFO but did not impact Normalized FFO.

During the quarter, the company issued 1,095,609 common shares at an average price of $62.70 per share for total proceeds of approximately $68.7 million under its At-the-Market (ATM) share offering program. Since the beginning of 2012, the company has issued 3,173,919 common shares at an average price of $60.59 per share for total proceeds of approximately $192.3 million under the program. The company has not issued any shares under the program since the end of the third quarter and currently has approximately 6.0 million shares available for issuance under this program.

On October 1, 2012, the company redeemed the approximately $222.1 million outstanding of its 5.5% unsecured notes which matured on that date and on October 5, 2012, the company paid off its $500 million Term Loan which matured on that date. Both of these activities were funded from the company's revolving credit facility. As of October 23, 2012, the company had an outstanding balance of $850 million and approximately $870 million available on its revolving credit facility.

Fourth Quarter 2012 Guidance
The company has established a Normalized FFO guidance range of $0.72 to $0.76 per share for the fourth quarter of 2012. The difference between the company's third quarter 2012 Normalized FFO of $0.73 per share and the midpoint of the fourth quarter guidance range of $0.74 per share is primarily due to:

•	a positive impact of $0.02 per share from higher same store NOI;

•	a positive impact of $0.01 per share from lower interest expense and preferred share distributions; and

•	a negative impact of $0.02 per share from 2011 and 2012 transaction activity and timing and other items.

Full Year 2012 Guidance
The company has revised its guidance for its full year 2012 same store operating performance, transactions and Normalized FFO results as well as other items listed on page 25 of this release. The changes to the full year same store, transactions and Normalized FFO guidance are listed below:

	Previous	Revised
Same store:
Physical occupancy	95.2%	95.3%
Revenue change	5.4% to 5.6%	5.6%
Expense change	1.5% to 2.5%	2.3%
NOI change	7.0% to 8.0%	7.5%

Acquisitions:	$1.25 billion	$1.1 billion
Dispositions:	$1.25 billion	$1.1 billion
Cap Rate Spread:	130 basis points	150 basis points

Normalized FFO per share:	$2.73 to $2.78	$2.74 to $2.78

Fourth Quarter 2012 Earnings and Conference Call
Equity Residential expects to announce fourth quarter 2012 results on Tuesday, February 5, 2013 and host a conference call to discuss those results at 9:00 a.m. CT on Wednesday, February 6, 2013.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 418 properties located in 13 states and the District of Columbia, consisting of 118,986 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential's management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company's conference call discussing these results will take place tomorrow, Thursday, October 25, at 9:00 a.m. Central. Please visit the Investor section of the company's web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2012	2011	2012	2011
REVENUES
Rental income	$1,602,635	$1,417,136	$553,092	$490,944
Fee and asset management	7,328	6,682	3,052	2,928
Total revenues	1,609,963	1,423,818	556,144	493,872

EXPENSES
Property and maintenance	325,071	300,362	110,679	101,712
Real estate taxes and insurance	182,222	162,430	64,235	57,109
Property management	62,769	62,191	18,493	19,175
Fee and asset management	3,595	3,207	1,108	1,250
Depreciation	509,338	467,416	167,406	159,691
General and administrative	37,178	32,462	10,096	10,121
Total expenses	1,120,173	1,028,068	372,017	349,058

Operating income	489,790	395,750	184,127	144,814

Interest and other income	70,516	6,598	70,087	5,313
Other expenses	(20,678)	(9,318)	(4,094)	(2,528)
Interest:
Expense incurred, net	(347,452)	(350,957)	(113,876)	(112,449)
Amortization of deferred financing costs	(10,319)	(11,900)	(3,338)	(4,650)
Income before income and other taxes, (loss) from investments in unconsolidated entities, net gain on sales of land parcels and discontinued operations	181,857	30,173	132,906	30,500
Income and other tax (expense) benefit	(627)	(669)	(222)	(283)
(Loss) from investments in unconsolidated entities	(3)	—	(3)	—
Net gain on sales of land parcels	—	4,217	—	—
Income from continuing operations	181,227	33,721	132,681	30,217
Discontinued operations, net	315,578	794,075	103,642	82,760
Net income	496,805	827,796	236,323	112,977
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(21,646)	(36,275)	(10,496)	(4,742)
Partially Owned Properties	(457)	(418)	312	(387)
Net income attributable to controlling interests	474,702	791,103	226,139	107,848
Preferred distributions	(9,319)	(10,399)	(2,386)	(3,466)
Premium on redemption of Preferred Shares	(5,150)	—	(5,150)	—
Net income available to Common Shares	$460,233	$780,704	$218,603	$104,382

Earnings per share – basic:
Income from continuing operations available to Common Shares	$0.53	$0.07	$0.40	$0.09
Net income available to Common Shares	$1.53	$2.65	$0.73	$0.35
Weighted average Common Shares outstanding	300,116	294,474	301,336	295,831

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$0.52	$0.07	$0.39	$0.08
Net income available to Common Shares	$1.52	$2.62	$0.72	$0.35
Weighted average Common Shares outstanding	317,265	311,908	318,773	312,844

Distributions declared per Common Share outstanding	$1.0125	$1.0125	$0.3375	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2012	2011	2012	2011
Net income	$496,805	$827,796	$236,323	$112,977
Net (income) loss attributable to Noncontrolling Interests –
Partially Owned Properties	(457)	(418)	312	(387)
Preferred Distributions	(9,319)	(10,399)	(2,386)	(3,466)
Premium on redemption of Preferred Shares	(5,150)	—	(5,150)	—
Net income available to Common Shares and Units	481,879	816,979	229,099	109,124

Adjustments:
Depreciation	509,338	467,416	167,406	159,691
Depreciation – Non-real estate additions	(4,211)	(4,202)	(1,430)	(1,297)
Depreciation – Partially Owned and Unconsolidated Properties	(2,395)	(2,263)	(798)	(758)
Discontinued operations:
Depreciation	7,602	28,879	1,428	5,762
Net (gain) on sales of discontinued operations	(307,447)	(759,100)	(103,394)	(76,864)
Net incremental gain on sales of condominium units	49	2,050	—	935
Gain (loss) on sale of Equity Corporate Housing (ECH)	350	1,022	—	(2)
FFO available to Common Shares and Units (1) (3) (4)	685,165	550,781	292,311	196,591

Adjustments (see page 24 for additional detail):
Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs (other expenses)	14,898	9,318	4,004	2,528
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	7,491	9,250	6,114	677
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(491)	(6,554)	—	(1,025)
Other miscellaneous non-comparable items	(67,687)	(7,762)	(69,910)	(5,662)
Normalized FFO available to Common Shares and Units (2) (3) (4)	$639,376	$555,033	$232,519	$193,109

FFO (1) (3)	$699,634	$561,180	$299,847	$200,057
Preferred distributions	(9,319)	(10,399)	(2,386)	(3,466)
Premium on redemption of Preferred Shares	(5,150)	—	(5,150)	—
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$685,165	$550,781	$292,311	$196,591
FFO per share and Unit - basic	$2.18	$1.79	$0.93	$0.64
FFO per share and Unit - diluted	$2.16	$1.77	$0.92	$0.63

Normalized FFO (2) (3)	$648,695	$565,432	$234,905	$196,575
Preferred distributions	(9,319)	(10,399)	(2,386)	(3,466)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$639,376	$555,033	$232,519	$193,109
Normalized FFO per share and Unit - basic	$2.04	$1.80	$0.74	$0.63
Normalized FFO per share and Unit - diluted	$2.02	$1.78	$0.73	$0.62

Weighted average Common Shares and Units outstanding - basic	313,932	307,705	315,513	308,884
Weighted average Common Shares and Units outstanding - diluted	317,265	311,908	318,773	312,844

Note:
See page 24 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Investment in real estate
Land	$4,609,337	$4,367,816
Depreciable property	15,943,139	15,554,740
Projects under development	194,254	160,190
Land held for development	404,846	325,200
Investment in real estate	21,151,576	20,407,946
Accumulated depreciation	(4,880,808)	(4,539,583)
Investment in real estate, net	16,270,768	15,868,363
Cash and cash equivalents	45,623	383,921
Investments in unconsolidated entities	17,906	12,327
Deposits – restricted	120,440	152,237
Escrow deposits – mortgage	10,462	10,692
Deferred financing costs, net	38,823	44,608
Other assets	164,523	187,155
Total assets	$16,668,545	$16,659,303

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$3,948,115	$4,111,487
Notes, net	5,354,038	5,609,574
Lines of credit	7,000	—
Accounts payable and accrued expenses	105,602	35,206
Accrued interest payable	78,869	88,121
Other liabilities	370,046	291,289
Security deposits	68,758	65,286
Distributions payable	108,048	179,079
Total liabilities	10,040,476	10,380,042

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	414,219	416,404
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 1,000,000 shares issued and outstanding as of September 30, 2012 and 1,600,000 shares issued and outstanding as of December 31, 2011	50,000	200,000
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 302,674,716 shares issued and outstanding as of September 30, 2012 and 297,508,185 shares issued and outstanding as of December 31, 2011	3,027	2,975
Paid in capital	5,364,802	5,047,186
Retained earnings	770,697	615,572
Accumulated other comprehensive (loss)	(197,754)	(196,718)
Total shareholders’ equity	5,990,772	5,669,015
Noncontrolling Interests:
Operating Partnership	147,650	119,536
Partially Owned Properties	75,428	74,306
Total Noncontrolling Interests	223,078	193,842
Total equity	6,213,850	5,862,857
Total liabilities and equity	$16,668,545	$16,659,303

Equity Residential
Portfolio Summary
As of September 30, 2012

	Markets	Properties	Apartment Units	% of Total Apartment Units	% of Stabilized NOI (1)	Average Rental Rate (2)

1	New York Metro Area	30	8,047	6.8%	13.8%	$3,422
2	DC Northern Virginia	27	9,569	8.0%	11.6%	2,150
3	Los Angeles	48	9,815	8.3%	9.7%	1,863
4	South Florida	39	12,990	10.9%	9.4%	1,452
5	Boston	26	5,832	4.9%	8.0%	2,549
6	San Francisco Bay Area	40	9,094	7.6%	7.8%	1,838
7	Seattle/Tacoma	44	9,901	8.3%	7.3%	1,491
8	Denver	24	8,141	6.8%	5.1%	1,221
9	San Diego	14	4,963	4.2%	5.0%	1,846
10	Suburban Maryland	16	4,856	4.1%	4.5%	1,689
11	Phoenix	28	8,209	6.9%	3.9%	953
12	Orlando	21	6,413	5.4%	3.4%	1,083
13	Orange County, CA	11	3,490	2.9%	3.2%	1,653
14	Inland Empire, CA	10	3,081	2.6%	2.4%	1,474
15	Atlanta	13	3,820	3.2%	2.0%	1,129
16	All Other Markets (3)	25	5,774	4.9%	2.9%	1,085

	Total	416	113,995	95.8%	100.0%	1,708

	Military Housing	2	4,991	4.2%	—	—

	Grand Total	418	118,986	100.0%	100.0%	$1,708

Note:	Projects under development are not included in the Portfolio Summary until construction has been completed.

(1)
% of Stabilized NOI includes budgeted 2012 NOI for properties that are stabilized and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the month of September 2012.

(3)	All Other Markets - Each individual market is less than 1.5% of stabilized NOI.

3rd Quarter 2012 Earnings Release	8

Equity Residential

Portfolio as of September 30, 2012

	Properties	Apartment Units

Wholly Owned Properties	397	110,520
Partially Owned Properties - Consolidated	19	3,475
Military Housing	2	4,991

	418	118,986

______________________________________________________________________________________________________

Portfolio Rollforward Q3 2012
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

6/30/2012	421	120,355
Acquisitions:
Rental Properties - Consolidated	4	540	$236,336	4.3%
Land Parcels (three)	—	—	$38,500
Dispositions:
Rental Properties - Consolidated	(8)	(2,153)	$(280,654)	6.0%
Completed Developments	1	188
Configuration Changes	—	56

9/30/2012	418	118,986

______________________________________________________________________________________________________

Portfolio Rollforward 2012
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

12/31/2011	427	121,974
Acquisitions:
Rental Properties - Consolidated	9	1,896	$906,305	4.7%
Land Parcels (five)	—	—	$62,240
Dispositions:
Rental Properties - Consolidated	(20)	(5,337)	$(616,904)	6.2%
Completed Developments	2	356
Configuration Changes	—	97

9/30/2012	418	118,986

3rd Quarter 2012 Earnings Release	9

Equity Residential

Third Quarter 2012 vs. Third Quarter 2011
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) – 105,902 Same Store Apartment Units

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q3 2012	$508,063	$177,463	$330,600	$1,670	95.8%	17.5%
Q3 2011	$480,256	$172,382	$307,874	$1,588	95.3%	17.7%

Change	$27,807	$5,081	$22,726	$82	0.5%	(0.2%)

Change	5.8%	2.9%	7.4%	5.2%
______________________________________________________________________________________________________

Third Quarter 2012 vs. Second Quarter 2012
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) – 112,078 Same Store Apartment Units

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q3 2012	$541,067	$190,793	$350,274	$1,681	95.8%	17.4%
Q2 2012	$528,590	$185,273	$343,317	$1,654	95.1%	15.4%

Change	$12,477	$5,520	$6,957	$27	0.7%	2.0%

Change	2.4%	3.0%	2.0%	1.6%
______________________________________________________________________________________________________

September YTD 2012 vs. September YTD 2011
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) – 102,241 Same Store Apartment Units

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

YTD 2012	$1,428,431	$505,516	$922,915	$1,630	95.3%	45.3%
YTD 2011	$1,353,690	$494,509	$859,181	$1,547	95.2%	44.2%

Change	$74,741	$11,007	$63,734	$83	0.1%	1.1%

Change	5.5%	2.2%	7.4%	5.4%

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 26 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2012 Earnings Release	10

Equity Residential

Third Quarter 2012 vs. Third Quarter 2011

Same Store Results/Statistics by Market
						Increase (Decrease) from Prior Year's Quarter
			Q3 2012 % of Actual NOI	Q3 2012 Average Rental Rate (1)	Q3 2012 Weighted Average Occupancy %
									Average Rental Rate (1)
		Apartment Units
	Markets					Revenues	Expenses	NOI		Occupancy

1	New York Metro Area	7,063	12.6%	$3,350	96.8%	6.2%	3.8%	7.7%	5.8%	0.3%
2	DC Northern Virginia	8,822	11.2%	2,081	96.6%	5.5%	6.1%	5.2%	4.9%	0.5%
3	South Florida	12,743	9.7%	1,448	95.0%	4.9%	6.6%	3.9%	4.1%	0.7%
4	Los Angeles	8,763	9.5%	1,842	96.2%	4.8%	(1.5%)	8.2%	3.9%	0.8%
5	Boston	5,470	8.2%	2,581	95.7%	6.6%	2.9%	8.6%	6.9%	(0.3%)
6	Seattle/Tacoma	9,582	7.7%	1,465	95.3%	6.4%	2.3%	8.9%	5.5%	0.8%
7	San Francisco Bay Area	6,194	7.4%	2,018	96.0%	11.2%	3.3%	15.4%	11.0%	0.2%
8	Denver	7,973	5.8%	1,212	96.1%	8.9%	0.8%	13.1%	8.2%	0.5%
9	San Diego	4,284	4.6%	1,753	96.2%	3.0%	2.2%	3.3%	1.9%	0.9%
10	Phoenix	8,209	4.3%	962	95.2%	3.5%	3.2%	3.7%	2.8%	0.6%
11	Suburban Maryland	4,222	3.8%	1,512	95.5%	2.7%	(1.3%)	4.7%	2.0%	0.7%
12	Orlando	6,413	3.7%	1,092	95.8%	5.3%	2.8%	7.1%	5.1%	0.2%
13	Orange County, CA	3,490	3.5%	1,650	96.2%	5.7%	2.2%	7.4%	4.9%	0.7%
14	Inland Empire, CA	3,081	2.7%	1,469	96.0%	3.8%	(4.2%)	8.0%	2.2%	1.4%
15	Atlanta	3,820	2.2%	1,134	96.5%	6.2%	3.4%	8.3%	5.8%	0.3%
16	All Other Markets	5,773	3.1%	1,094	95.4%	3.5%	5.0%	2.5%	3.7%	(0.2%)

	Total	105,902	100.0%	$1,670	95.8%	5.8%	2.9%	7.4%	5.2%	0.5%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2012 Earnings Release	11

Equity Residential
Third Quarter 2012 vs. Second Quarter 2012
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
			Q3 2012 % of Actual NOI	Q3 2012 Average Rental Rate (1)	Q3 2012 Weighted Average Occupancy %
									Average Rental Rate (1)
		Apartment Units
	Markets					Revenues	Expenses	NOI		Occupancy

1	New York Metro Area	7,536	12.4%	$3,301	96.8%	2.2%	1.8%	2.4%	1.7%	0.5%
2	DC Northern Virginia	9,381	11.6%	2,137	96.5%	1.8%	2.7%	1.4%	1.1%	0.6%
3	Los Angeles	9,716	10.0%	1,863	96.2%	3.4%	3.8%	3.2%	1.7%	1.5%
4	South Florida	12,990	9.4%	1,459	94.9%	1.8%	5.6%	(0.6%)	1.8%	0.0%
5	Boston	5,832	8.2%	2,547	95.7%	1.6%	2.7%	1.1%	1.3%	0.3%
6	San Francisco Bay Area	8,656	8.2%	1,801	95.9%	3.4%	2.5%	4.0%	2.7%	0.7%
7	Seattle/Tacoma	9,901	7.6%	1,471	95.3%	3.3%	2.0%	4.0%	1.8%	1.4%
8	Denver	7,973	5.4%	1,212	96.1%	3.9%	7.4%	2.3%	3.1%	0.7%
9	San Diego	4,963	5.1%	1,814	95.9%	2.4%	(2.5%)	4.7%	1.1%	1.1%
10	Phoenix	8,209	4.0%	962	95.2%	1.5%	6.8%	(1.3%)	1.2%	0.3%
11	Suburban Maryland	4,344	3.7%	1,543	95.5%	1.4%	1.9%	1.1%	0.3%	1.0%
12	Orlando	6,413	3.5%	1,092	95.8%	2.9%	4.1%	2.1%	2.1%	0.8%
13	Orange County, CA	3,490	3.3%	1,650	96.2%	1.9%	3.3%	1.2%	1.1%	0.8%
14	Inland Empire, CA	3,081	2.5%	1,469	96.0%	2.2%	0.4%	3.1%	0.9%	1.3%
15	Atlanta	3,820	2.1%	1,134	96.5%	2.0%	(0.7%)	4.0%	1.4%	0.5%
16	All Other Markets	5,773	3.0%	1,094	95.4%	0.9%	3.1%	(0.6%)	1.2%	(0.2%)

	Total	112,078	100.0%	$1,681	95.8%	2.4%	3.0%	2.0%	1.6%	0.7%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2012 Earnings Release	12

Equity Residential
September YTD 2012 vs. September YTD 2011
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
			Sept. YTD 12 % of Actual NOI	Sept. YTD 12 Average Rental Rate (1)	Sept. YTD 12 Weighted Average Occupancy %
									Average Rental Rate (1)
		Apartment Units
	Markets					Revenues	Expenses	NOI		Occupancy

1	New York Metro Area	7,063	13.0%	$3,302	96.2%	6.4%	3.6%	8.3%	6.3%	0.1%
2	DC Northern Virginia	7,974	10.6%	2,060	95.7%	4.7%	5.0%	4.6%	4.8%	(0.1%)
3	South Florida	12,114	9.7%	1,394	95.1%	4.3%	4.1%	4.5%	3.6%	0.5%
4	Los Angeles	7,832	8.8%	1,786	95.3%	4.0%	(2.4%)	7.5%	3.6%	0.4%
5	Boston	5,175	8.2%	2,546	95.5%	6.6%	0.1%	10.2%	6.9%	(0.3%)
6	San Francisco Bay Area	6,194	7.6%	1,964	95.5%	11.2%	3.7%	15.2%	11.5%	(0.2%)
7	Seattle/Tacoma	9,081	7.5%	1,432	94.5%	5.5%	3.0%	7.0%	5.4%	0.1%
8	Denver	7,973	6.0%	1,176	95.6%	9.1%	2.1%	12.6%	8.8%	0.3%
9	San Diego	4,284	4.7%	1,736	95.1%	2.5%	1.6%	3.0%	2.4%	0.0%
10	Phoenix	8,209	4.6%	951	95.1%	4.1%	(1.3%)	7.4%	4.0%	0.0%
11	Orlando	6,413	3.9%	1,068	95.4%	4.4%	2.9%	5.3%	4.2%	0.1%
12	Orange County, CA	3,490	3.7%	1,627	95.6%	5.3%	3.7%	6.1%	5.1%	0.2%
13	Suburban Maryland	3,765	3.3%	1,437	94.8%	2.5%	(0.5%)	4.0%	2.6%	(0.2%)
14	Inland Empire, CA	3,081	2.8%	1,459	94.9%	2.9%	0.3%	4.3%	2.9%	0.0%
15	Atlanta	3,820	2.3%	1,114	96.1%	5.9%	2.2%	8.7%	6.0%	0.0%
16	All Other Markets	5,773	3.3%	1,079	95.2%	4.4%	2.0%	6.2%	4.4%	0.0%

	Total	102,241	100.0%	$1,630	95.3%	5.5%	2.2%	7.4%	5.4%	0.1%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2012 Earnings Release	13

Equity Residential

Third Quarter 2012 vs. Third Quarter 2011
Same Store Operating Expenses
$ in thousands – 105,902 Same Store Apartment Units
					% of Actual Q3 2012 Operating Expenses

	Actual Q3 2012	Actual Q3 2011	$ Change	% Change

Real estate taxes	$52,973	$48,452	$4,521	9.3%	29.9%
On-site payroll (1)	39,675	39,922	(247)	(0.6%)	22.4%
Utilities (2)	26,861	26,366	495	1.9%	15.1%
Repairs and maintenance (3)	25,792	25,082	710	2.8%	14.5%
Property management costs (4)	18,544	19,210	(666)	(3.5%)	10.4%
Insurance	5,572	5,179	393	7.6%	3.1%
Leasing and advertising	3,109	3,180	(71)	(2.2%)	1.8%
Other on-site operating expenses (5)	4,937	4,991	(54)	(1.1%)	2.8%

Same store operating expenses	$177,463	$172,382	$5,081	2.9%	100.0%

______________________________________________________________________________________________________

September YTD 2012 vs. September YTD 2011
Same Store Operating Expenses
$ in thousands – 102,241 Same Store Apartment Units
					% of Actual YTD 2012 Operating Expenses

	Actual YTD 2012	Actual YTD 2011	$ Change	% Change

Real estate taxes	$150,745	$141,365	$9,380	6.6%	29.8%
On-site payroll (1)	114,836	113,798	1,038	0.9%	22.7%
Utilities (2)	76,423	77,136	(713)	(0.9%)	15.1%
Repairs and maintenance (3)	70,369	69,209	1,160	1.7%	13.9%
Property management costs (4)	53,566	54,148	(582)	(1.1%)	10.6%
Insurance	15,955	14,906	1,049	7.0%	3.2%
Leasing and advertising	8,382	9,224	(842)	(9.1%)	1.7%
Other on-site operating expenses (5)	15,240	14,723	517	3.5%	3.0%

Same store operating expenses	$505,516	$494,509	$11,007	2.2%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

3rd Quarter 2012 Earnings Release	14

Equity Residential

Debt Summary as of September 30, 2012
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$3,948,115	42.4%	4.95%	7.3
Unsecured	5,361,038	57.6%	5.09%	4.6

Total	$9,309,153	100.0%	5.03%	5.7

Fixed Rate Debt:
Secured – Conventional	$3,566,932	38.3%	5.50%	6.4
Unsecured – Public/Private	4,550,999	48.9%	5.70%	5.4

Fixed Rate Debt	8,117,931	87.2%	5.61%	5.8

Floating Rate Debt:
Secured – Conventional	30,641	0.3%	3.35%	2.0
Secured – Tax Exempt	350,542	3.8%	0.22%	17.9
Unsecured – Public/Private	803,039	8.6%	1.67%	0.2
Unsecured – Revolving Credit Facility	7,000	0.1%	1.34%	1.8

Floating Rate Debt	1,191,222	12.8%	1.30%	5.0

Total	$9,309,153	100.0%	5.03%	5.7

(1) Net of the effect of any derivative instruments. Weighted average rates are for the nine months ended September 30, 2012.

Note: The Company capitalized interest of approximately $15.8 million and $5.9 million during the nine months ended September 30, 2012 and 2011, respectively. The Company capitalized interest of approximately $5.7 million and $2.2 million during the quarters ended September 30, 2012 and 2011, respectively.

______________________________________________________________________________________________________

Debt Maturity Schedule as of September 30, 2012
(Amounts in thousands)
							Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)	Floating Rate (1)
Year				Total		% of Total

2012	$225,280	$500,125		$725,405	(2)	7.8%	5.51%	2.20%
2013	267,888	303,548		571,436		6.1%	6.69%	4.84%
2014	564,302	29,022	(3)	593,324		6.4%	5.31%	5.19%
2015	417,812	—		417,812		4.5%	6.30%	6.30%
2016	1,190,538	—		1,190,538		12.8%	5.34%	5.34%
2017	1,446,121	456		1,446,577		15.5%	5.95%	5.95%
2018	81,448	724		82,172		0.9%	5.70%	5.70%
2019	802,635	20,766		823,401		8.8%	5.49%	5.36%
2020	1,672,482	809		1,673,291		18.0%	5.50%	5.50%
2021	1,188,906	856		1,189,762		12.8%	4.64%	4.64%
2022+	233,862	338,604		572,466		6.2%	6.75%	3.33%
Premium/(Discount)	26,657	(3,688)		22,969		0.2%	N/A	N/A

Total	$8,117,931	$1,191,222		$9,309,153		100.0%	5.54%	5.01%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2012.

(2)	In October 2012, the Company paid off the $222.1 million outstanding of its 5.500% public notes and its $500.0 million term loan facility, both at maturity.

(3)	Includes $7.0 million outstanding on the Company's unsecured revolving credit facility. As of September 30, 2012, there was approximately $1.71 billion available on this facility.

3rd Quarter 2012 Earnings Release	15

Equity Residential
Unsecured Debt Summary as of September 30, 2012
(Amounts in thousands)

					Unamortized Premium/(Discount)
	Coupon Rate	Due Date		Face Amount		Net Balance

Fixed Rate Notes:
	5.500%	10/01/12	(1)	$222,133	$—	$222,133
	5.200%	04/01/13	(2)	400,000	(59)	399,941
Fair Value Derivative Adjustments			(2)	(300,000)	—	(300,000)
	5.250%	09/15/14		500,000	(120)	499,880
	6.584%	04/13/15		300,000	(276)	299,724
	5.125%	03/15/16		500,000	(184)	499,816
	5.375%	08/01/16		400,000	(711)	399,289
	5.750%	06/15/17		650,000	(2,416)	647,584
	7.125%	10/15/17		150,000	(327)	149,673
	4.750%	07/15/20		600,000	(3,548)	596,452
	4.625%	12/15/21		1,000,000	(3,493)	996,507
	7.570%	08/15/26		140,000	—	140,000

				4,562,133	(11,134)	4,550,999
Floating Rate Notes:
		04/01/13	(2)	300,000	—	300,000
Fair Value Derivative Adjustments			(2)	3,039	—	3,039
Term Loan Facility	LIBOR+0.50%	10/05/12	(3)(4)	500,000	—	500,000

				803,039	—	803,039

Revolving Credit Facility:	LIBOR+1.15%	07/13/14	(3)(5)	7,000	—	7,000

Total Unsecured Debt				$5,372,172	$(11,134)	$5,361,038

(1)	On October 1, 2012, the Company paid off its 5.500% public notes at maturity.

(2)	Fair value interest rate swaps convert $300.0 million of the 5.200% notes due April 1, 2013 to a floating interest rate.

(3)	Facilities are private. All other unsecured debt is public.

(4)	On October 5, 2012, the Company paid off its $500.0 million term loan facility at maturity.

(5)	As of September 30, 2012, there was approximately $1.71 billion available on the Company's unsecured revolving credit facility.

3rd Quarter 2012 Earnings Release	16

Equity Residential

Selected Unsecured Public Debt Covenants
	September 30, 2012	June 30, 2012

Total Debt to Adjusted Total Assets (not to exceed 60%)	43.2%	43.8%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	18.3%	18.7%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.95	2.85

Total Unsecured Assets to Unsecured Debt	286.5%	280.0%
(must be at least 150%)

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

3rd Quarter 2012 Earnings Release	17

Equity Residential

Capital Structure as of September 30, 2012
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$3,948,115	42.4%
Unsecured Debt			5,361,038	57.6%

Total Debt			9,309,153	100.0%	33.7%

Common Shares (includes Restricted Shares)	302,674,716	95.5%
Units (includes OP Units and LTIP Units)	14,399,790	4.5%

Total Shares and Units	317,074,506	100.0%
Common Share Price at September 30, 2012	$57.53
			18,241,296	99.7%
Perpetual Preferred Equity (see below)			50,000	0.3%

Total Equity			18,291,296	100.0%	66.3%

Total Market Capitalization			$27,600,449		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of September 30, 2012
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145

Total Perpetual Preferred Equity		1,000,000	$50,000		$4,145

Note: The Series N Preferred Shares ($150.0 million liquidation value) were redeemed on August 20, 2012.

3rd Quarter 2012 Earnings Release	18

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q312	YTD Q311	Q312	Q311

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	300,116,136	294,473,642	301,336,325	295,830,970
Shares issuable from assumed conversion/vesting of:
- OP Units	13,815,887	13,231,470	14,176,635	13,053,174
- long-term compensation shares/units	3,332,695	4,203,347	3,260,210	3,960,089

Total Common Shares and Units - diluted	317,264,718	311,908,459	318,773,170	312,844,233

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	300,116,136	294,473,642	301,336,325	295,830,970
OP Units - basic	13,815,887	13,231,470	14,176,635	13,053,174

Total Common Shares and OP Units - basic	313,932,023	307,705,112	315,512,960	308,884,144
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	3,332,695	4,203,347	3,260,210	3,960,089

Total Common Shares and Units - diluted	317,264,718	311,908,459	318,773,170	312,844,233

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	302,674,716	296,620,833
Units (includes OP Units and LTIP Units)	14,399,790	13,509,488

Total Shares and Units	317,074,506	310,130,321

3rd Quarter 2012 Earnings Release	19

Equity Residential
Partially Owned Entities as of September 30, 2012
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated			Unconsolidated
	Development Projects
	Held for and/or Under Development			Institutional Joint Ventures (4)

		Other	Total

Total projects (1)	—	19	19	—

Total apartment units (1)	—	3,475	3,475	—

Operating information for the nine months ended 9/30/12 (at 100%):
Operating revenue	$—	$46,432	$46,432	$2
Operating expenses	121	14,789	14,910	112

Net operating (loss) income	(121)	31,643	31,522	(110)
Depreciation	—	11,516	11,516	—
General and administrative/other	93	39	132	—

Operating (loss) income	(214)	20,088	19,874	(110)
Interest and other income	2	100	102	—
Other expenses	(248)	—	(248)	—
Interest:
Expense incurred, net	—	(7,040)	(7,040)	—
Amortization of deferred financing costs	—	(125)	(125)	—

(Loss) income before income and other taxes	(460)	13,023	12,563	(110)
Income and other tax (expense) benefit	(25)	(75)	(100)	—

Net (loss) income	$(485)	$12,948	$12,463	$(110)

Debt - Secured (2):
EQR Ownership (3)	$—	$159,068	$159,068	$10,187
Noncontrolling Ownership	—	41,269	41,269	40,747

Total (at 100%)	$—	$200,337	$200,337	$50,934

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company.

(3)	Represents the Company's current equity ownership interest.

(4)	See Projects Under Development - Unconsolidated on page 21 for further information.

3rd Quarter 2012 Earnings Release	20

Equity Residential
Development and Lease-Up Projects as of September 30, 2012
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Consolidated

Projects Under Development - Wholly Owned:
Jia (formerly Chinatown Gateway)	Los Angeles, CA	280	$92,920	$47,420	$47,420	$—	32%	—	—	Q3 2013	Q2 2015
Westgate II	Pasadena, CA	252	125,293	55,711	55,711	—	17%	—	—	Q1 2014	Q1 2015
The Madison	Alexandria, VA	360	115,072	41,245	41,245	—	21%	—	—	Q1 2014	Q2 2015
Market Street Landing	Seattle, WA	287	90,024	32,102	32,102	—	23%	—	—	Q1 2014	Q3 2015
Westgate III	Pasadena, CA	88	54,037	17,776	17,776	—	1%	—	—	Q2 2014	Q1 2015
Projects Under Development - Wholly Owned		1,267	477,346	194,254	194,254	—

Projects Under Development		1,267	477,346	194,254	194,254	—

Completed Not Stabilized - Wholly Owned (2):
Ten23 (formerly 500 West 23rd Street) (3)	New York, NY	111	55,555	55,048	—	—		99%	99%	Completed	Q4 2012
The Savoy at Dayton Station III (formerly Savoy III)	Aurora, CO	168	23,856	21,288	—	—		77%	74%	Completed	Q1 2013
2201 Pershing Drive	Arlington, VA	188	64,242	51,961	—	—		48%	8%	Completed	Q3 2013
Projects Completed Not Stabilized - Wholly Owned		467	143,653	128,297	—	—

Projects Completed Not Stabilized		467	143,653	128,297	—	—

Completed and Stabilized During the Quarter - Wholly Owned:
88 Hillside (4)	Daly City, CA	95	39,374	39,374	—	—		100%	100%	Completed	Stabilized
Projects Completed and Stabilized During the Quarter - Wholly Owned		95	39,374	39,374	—	—

Projects Completed and Stabilized During the Quarter		95	39,374	39,374	—	—

Total Consolidated Projects		1,829	$660,373	$361,925	$194,254	$—

Land Held for Development (5)		N/A	N/A	$404,846	$404,846	$—

Unconsolidated

Projects Under Development - Unconsolidated:
Nexus Sawgrass (formerly Sunrise Village) (6)	Sunrise, FL	501	$78,212	$50,551	$50,551	$19,119	63%	3%	—	Q3 2013	Q3 2014
Domain (6)	San Jose, CA	444	154,570	93,445	93,445	31,815	51%	—	—	Q4 2013	Q4 2015
Projects Under Development - Unconsolidated		945	232,782	143,996	143,996	50,934

Projects Under Development		945	232,782	143,996	143,996	50,934

Total Unconsolidated Projects		945	$232,782	$143,996	$143,996	$50,934

							Total Capital Cost (1)	Q3 2012 NOI
NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS
Projects Under Development							$477,346	$(60)
Completed Not Stabilized							143,653	735
Completed and Stabilized During the Quarter							39,374	515
Total Consolidated Development NOI Contribution							$660,373	$1,190

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)			Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.
(3)			Ten23 - The land under this development is subject to a long term ground lease.
(4)			The Company acquired this project prior to stabilization and has completed lease-up activities.
(5)			Includes $60.5 million funded by Toll Brothers (NYSE: TOL) for their allocated share of a vacant land parcel at 400 Park Avenue South in New York City.
(6)
These development projects are owned 20% by the Company and 80% by an institutional partner in two separate unconsolidated joint ventures. Total project costs are approximately $232.8 million and construction will be predominantly funded with two separate long-term, non-recourse secured loans from the partner. The Company is responsible for constructing the projects and has given certain construction cost overrun guarantees but currently has no further funding obligations. Nexus Sawgrass has a maximum debt commitment of $47.1 million and a current unconsolidated outstanding balance of $19.1 million; the loan bears interest at 5.60% and matures January 1, 2021. Domain has a maximum debt commitment of $98.6 million and a current unconsolidated outstanding balance of $31.8 million; the loan bears interest at 5.75% and matures January 1, 2022.

3rd Quarter 2012 Earnings Release	21

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Nine Months Ended September 30, 2012
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties (6)	102,241	$70,369	$688	$57,831	$566	$128,200	$1,254	$52,719	$516	$39,723	$388	$92,442	$904	(9)	$220,642	$2,158

Non-Same Store Properties (7)	11,754	9,815	942	5,216	501	15,031	1,443	5,572	535	15,594	1,496	21,166	2,031		36,197	3,474

Other (8)	—	1,682		2,690		4,372		636		291		927			5,299

Total	113,995	$81,866		$65,737		$147,603		$58,927		$55,608		$114,535			$262,138

(1)
Total Apartment Units - Excludes 4,991 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)		Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $26.0 million spent during the nine months ended September 30, 2012 on apartment unit renovations/rehabs (primarily kitchens and baths) on 3,497 apartment units (equating to about $7,400 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2012, the Company expects to spend approximately $35.0 million rehabbing 4,600 apartment units (equating to about $7,600 per apartment unit rehabbed).

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)		Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2011, less properties subsequently sold.

(7)
Non-Same Store Properties - Primarily includes all properties acquired during 2011 and 2012, plus any properties in lease-up and not stabilized as of January 1, 2011. Per apartment unit amounts are based on a weighted average of 10,418 apartment units.

(8)		Other - Primarily includes expenditures for properties sold during the period.

(9)
For 2012, the Company estimates that it will spend approximately $1,200 per apartment unit of capital expenditures for its same store properties inclusive of apartment unit renovation/rehab costs, or $850 per apartment unit excluding apartment unit renovation/rehab costs.

3rd Quarter 2012 Earnings Release	22

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2012	2011	2012	2011

REVENUES
Rental income	$27,764	$140,541	$4,014	$21,850

Total revenues	27,764	140,541	4,014	21,850

EXPENSES (1)
Property and maintenance	8,420	60,583	1,611	7,125
Real estate taxes and insurance	2,010	10,995	309	2,125
Property management	211	198	70	66
Depreciation	7,602	28,967	1,428	5,762
General and administrative	71	49	31	2

Total expenses	18,314	100,792	3,449	15,080

Discontinued operating income	9,450	39,749	565	6,770

Interest and other income	79	150	34	46
Interest (2):
Expense incurred, net	(1,381)	(4,086)	(341)	(942)
Amortization of deferred financing costs	(65)	(869)	(9)	(71)
Income and other tax (expense) benefit	48	31	(1)	93

Discontinued operations	8,131	34,975	248	5,896
Net gain on sales of discontinued operations	307,447	759,100	103,394	76,864

Discontinued operations, net	$315,578	$794,075	$103,642	$82,760

(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

3rd Quarter 2012 Earnings Release	23

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations
	Normalized
	FFO Reconciliations
	Guidance Q3 2012
	to Actual Q3 2012
	Amounts	Per Share
Guidance Q3 2012 Normalized FFO - Diluted (2) (3)	$231,552	$0.726
Property NOI	283	0.001
Other	684	0.002

Actual Q3 2012 Normalized FFO - Diluted (2) (3)	$232,519	$0.729
__________________________________________________________________________________________________________________________________________

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Nine Months Ended September 30,			Quarter Ended September 30,
	2012	2011	Variance	2012	2011	Variance
Impairment	$—	$—	$—	$—	$—	$—
Asset impairment and valuation allowances	—	—	—	—	—	—

Property acquisition costs (other expenses) (A)	8,757	5,266	3,491	1,428	1,514	(86)
Write-off of pursuit costs (other expenses)	6,141	4,052	2,089	2,576	1,014	1,562
Property acquisition costs and write-off of pursuit costs (other expenses)	14,898	9,318	5,580	4,004	2,528	1,476

Prepayment premiums/penalties (interest expense)	272	—	272	—	—	—
Write-off of unamortized deferred financing costs (interest expense)	2,111	4,347	(2,236)	964	2,233	(1,269)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	(42)	(89)	47	—	(89)	89
Non-cash convertible debt discount (interest expense)	—	4,992	(4,992)	—	1,102	(1,102)
Unrealized loss due to ineffectiveness of forward starting swaps (interest expense)	—	—	—	—	(2,569)	2,569
Premium on redemption of Preferred Shares (B)	5,150	—	5,150	5,150	—	5,150
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	7,491	9,250	(1,759)	6,114	677	5,437

Net (gain) loss on sales of land parcels	—	(4,217)	4,217	—	—	—
Net incremental (gain) on sales of condominium units	(49)	(2,050)	2,001	—	(935)	935
Income and other tax expense (benefit) - Condo sales	(92)	(66)	(26)	—	(92)	92
(Gain) on sale of Equity Corporate Housing (ECH), net of severance	(350)	(221)	(129)	—	2	(2)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(491)	(6,554)	6,063	—	(1,025)	1,025

Insurance/litigation settlement expense (other expenses)	4,714	—	4,714	—	—	—
Prospect Towers garage insurance proceeds (real estate taxes and insurance)	(3,467)	(2,725)	(742)	—	(1,125)	1,125
Archstone termination fees (interest and other income)	(70,000)	—	(70,000)	(70,000)	—	(70,000)
Forfeited deposits (interest and other income)	—	(500)	500	—	—	—
Termination of royalty participation in LRO (interest and other income)	—	(4,537)	4,537	—	(4,537)	4,537
Other (other expenses)	1,066	—	1,066	90	—	90
Other miscellaneous non-comparable items	(67,687)	(7,762)	(59,925)	(69,910)	(5,662)	(64,248)

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$(45,789)	$4,252	$(50,041)	$(59,792)	$(3,482)	$(56,310)

(A) For the nine months and quarter ended September 30, 2012, includes $1.9 million and $0.1 million, respectively, of transaction costs related to the potential Archstone transaction.

(B) Includes $5.13 million of original issuance costs previously deferred.

Note: See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

3rd Quarter 2012 Earnings Release	24

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis.

2012 Normalized FFO Guidance (per share diluted)

	Q4 2012	2012

Expected Normalized FFO (2) (3)	$0.72 to $0.76	$2.74 to $2.78

2012 Same Store Assumptions

Physical occupancy		95.3%
Revenue change		5.6%
Expense change		2.3%
NOI change		7.5%

(Note: 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2012 Transaction Assumptions

Consolidated rental acquisitions		$1.1 billion
Consolidated rental dispositions		$1.1 billion
Capitalization rate spread		150 basis points

2012 Debt Assumptions (see Note)

Weighted average debt outstanding		$9.4 billion to $9.5 billion
Weighted average interest rate (reduced for capitalized interest)		4.87%
Interest expense		$458.0 million to $463.0 million

2012 Other Guidance Assumptions (see Note)

General and administrative expense		$47.8 million
Interest and other income		$0.7 million
Income and other tax expense		$1.0 million
Equity ATM share offerings		No additional amounts budgeted
Weighted average Common Shares and Units - Diluted		318.0 million

(Note: Guidance assumes no preferred share or debt offerings during 2012)

Note: All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties, property acquisition costs, the write-off of pursuit costs and the $150.0 million in Archstone-related termination fees that the Company received in the second quarter of 2012, are not included in the estimates provided on this page. See page 26 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

3rd Quarter 2012 Earnings Release	25

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 6, 24 and 25
			Expected Q4 2012 Per Share	Expected 2012 Per Share
	Expected Q3 2012
	Amounts	Per Share

Expected Earnings - Diluted (5)	$262,520	$0.823	$1.28 to $1.32	$2.81 to $2.85
Add: Expected depreciation expense	177,684	0.557	0.52	2.13
Less: Expected net gain on sales (5)	(155,290)	(0.487)	(0.86)	(1.83)

Expected FFO - Diluted (1) (3)	284,914	0.893	0.94 to 0.98	3.11 to 3.15

Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs (other expenses)	9,867	0.031	0.03	0.07
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	6,553	0.021	—	0.02
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	3	—	—	—
Other miscellaneous non-comparable items	(69,785)	(0.219)	(0.25)	(0.46)

Expected Normalized FFO - Diluted (2) (3)	$231,552	$0.726	$0.72 to $0.76	$2.74 to $2.78

Definitions and Footnotes for Pages 6, 24 and 25

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs (other expenses);
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)
Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the September YTD 2012 and Third Quarter 2012 Same Store Properties:
	Nine Months Ended September 30,		Quarter Ended September 30,
	2012	2011	2012	2011

Operating income	$489,790	$395,750	$184,127	$144,814
Adjustments:
Non-same store operating results	(109,658)	(32,972)	(29,085)	(5,074)
Fee and asset management revenue	(7,328)	(6,682)	(3,052)	(2,928)
Fee and asset management expense	3,595	3,207	1,108	1,250
Depreciation	509,338	467,416	167,406	159,691
General and administrative	37,178	32,462	10,096	10,121

Same store NOI	$922,915	$859,181	$330,600	$307,874

3rd Quarter 2012 Earnings Release	26